Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, NOVEMBER 7, 2017

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2017

Williamsburg, Virginia – November 7, 2017 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the third quarter ended September 30, 2017. The Company’s results include the following*:

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$36,769	$37,275	$116,107	$116,910
Net income (loss) available to common stockholders	(1,551)	(1,716)	597	528

EBITDA	6,650	7,715	26,073	27,223
Hotel EBITDA	7,989	9,083	30,987	31,621

FFO	2,710	2,091	12,311	12,225
Adjusted FFO available to common stockholders	1,676	2,730	12,331	13,023

Net income (loss) per share available to common stockholders	$(0.11)	$(0.11)	$0.04	$0.04
FFO per share and unit	$0.17	$0.13	$0.79	$0.73
Adjusted FFO available to common holders per share and unit	$0.11	$0.16	$0.79	$0.78

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

RevPAR.  Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the performance of the rooms participating in our rental program at the Hyde Resort & Residences, during the three-month period ending September 30, 2017, increased 1.4% over the three months ended September 30, 2016, to $97.56 driven by a 2.8% decrease in occupancy and a 4.2% increase in average daily rate (“ADR”). For the nine-month period ending September 30, 2017, RevPAR increased 2.6% over the nine months ended September 30, 2016, to $104.29 driven by a 1.3% decrease in occupancy and a 3.9% increase in ADR. For properties in the Company’s composite portfolio not impacted by renovation activity, RevPAR for the three-month period ended September 30, 2017 increased 6.9% driven by a 5.9% increase in ADR and a 0.9% increase in occupancy.  For the same properties, RevPAR for the nine-month period ended September 30, 2017 increased 7.1% driven by a 6.3% increase in ADR and a 0.8% increase in occupancy.

•

Common Dividends. As previously reported on October 24, 2017, the Company announced its quarterly dividend (distribution) on its common stock (and units) at $0.11 per share (and unit) to be paid on January 11, 2018 to stockholders (and unitholders) of record as of December 15, 2017.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $8.0 million during the three-month period ending September 30, 2017, a decrease of 12.0%, or approximately $1.1 million, from the three months ended September 30, 2016.  For the nine-month period ending September 30, 2017, hotel EBITDA decreased 2.0%, or approximately $0.6 million, from the nine months ended September 30, 2016.

•

EBITDA. The Company generated EBITDA of approximately $6.7 million during the three-month period ending September 30, 2017, a decrease of 13.8% or approximately $1.1 million compared to the three months ended September 30, 2016. For the nine-month period ending September 30, 2017, EBITDA decreased 4.2% or approximately $1.1 million from the nine months ended September 30, 2016.

•

Adjusted FFO. For the three-month period ending September 30, 2017, adjusted FFO decreased 38.6% or approximately $1.1 million from the three months ended September 30, 2016.  For the nine-month period ending September 30, 2017, adjusted FFO decreased 5.3% or approximately $0.7 million from the nine months ended September 30, 2016.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “We had a difficult quarter.  With hurricanes Harvey and Irma causing significant disruption to operations during our busy season, significant revenue loss occurred at seven of our twelve hotels during the actual event.  While we incurred some physical damage at three hotels, all hotels remained opened except for our Hollywood hotel, which reopened almost immediately.  The results booked for the quarter do not include any insurance recovery.  We are in the process of working with our insurance carriers to resolve the claims.”

Balance Sheet/Liquidity

At September 30, 2017, the Company had approximately $38.8 million of available cash and cash equivalents, of which approximately $6.1 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $323.0 million in outstanding debt at a weighted average interest rate of approximately 4.78%.

On December 2, 2016, the Company’s board of directors authorized a stock repurchase program under which the Company may purchase up to $10.0 million of its outstanding common stock, par value $0.01 per share, at prevailing prices on the open market or in privately negotiated transactions, at the discretion of management.  The Company has used and expects to continue to use available working capital to fund purchases under the stock repurchase program.  The repurchase program is authorized until December 31, 2017, unless extended by the board of directors.  As of September 30, 2017, the Company has repurchased approximately 481,100 shares of common stock at an average price of $6.53 per share totaling approximately $3.2 million.  The repurchase program may be suspended or discontinued at any time, and the Company is not obligated to acquire any particular amount or number of shares.

Subsequent to the balance sheet date, on October 11, 2017, the Company closed a sale and issuance of 1,200,000 shares of its 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”), for net proceeds after all estimated expenses of approximately $28.0 million.  On October 17, 2017, the Company closed a sale and issuance of an additional 100,000 shares of its Series C Preferred Stock, for net proceeds of approximately $2.4 million, as a result of the partial exercise of the underwriters’ option to purchase additional shares. We intend to use the net proceeds to redeem in full the Operating Partnership’s 7.0% Senior Unsecured Notes due 2019 (the “7% Notes”) and, to use any remaining net proceeds, for general corporate purposes, including potential future acquisitions of hotel properties.

Subsequent to the balance sheet date, on October 12, 2017, the Company notified Wilmington Trust, National Association (the “Trustee”) of the Operating Partnership’s intent to redeem the entire $25.3 million aggregate principal amount of its 7% Notes, pursuant to the terms of the indenture.  The 7% Notes will be redeemed on November 15, 2017 at a redemption price equal to 101% of the principal amount of the 7% Notes, plus any accrued and unpaid interest to, but not including, the redemption date.

Portfolio Update

On July 31, 2017, the Company rebranded its property in Savannah, Georgia from the Hilton Savannah DeSoto to The DeSoto.  A $9.5 million renovation of the guestrooms and public spaces is substantially complete.

On October 25, 2017, the Company rebranded its property in Hollywood, Florida from the Crowne Plaza Hollywood Beach Resort to the DoubleTree Resort by Hilton Hollywood Beach and a $7.1 million renovation of the guestrooms and public space is nearing completion.  As of September 30, 2017, the Company had incurred costs of approximately $5.5 million toward the renovation.

At the Company’s hotel in Wilmington, North Carolina, a $8.6 million renovation of the guestrooms and public space is underway, in anticipation of an upcoming rebranding in early 2018.  As of September 30, 2017, the Company had incurred costs of approximately $5.2 million.  Renovations are expected to be complete in March 2018.

2017 Outlook

The Company is updating its previously issued guidance for 2017, accounting for current and expected performance within its portfolio, taking into account market conditions, impact of renovations at the Company’s hotels in Savannah, Wilmington, and Hollywood, refinance of the DoubleTree by Hilton Jacksonville Riverfront, ramp-up at the Hyde Resort & Residences, the impact of hurricanes Harvey and Irma, the issuance of the Series C Preferred Stock and the retirement of the 7% Notes.  The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2017 calendar year forecasts by STR for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2017, in thousands of dollars, except per share and RevPAR data:

	Prior 2017 Guidance		Revised 2017 Guidance
	Low Range	High Range	Low Range	High Range

Total revenue	$152,655	$156,504	$152,258	$153,024
Net income	4,345	5,396	2,663	3,188

EBITDA	34,710	35,961	33,143	33,763
Hotel EBITDA	41,335	42,536	39,603	40,273

FFO	16,125	17,176	13,883	14,408
Adjusted FFO available to common stockholders	15,955	17,206	14,058	14,683

Net income (loss) per share available to common stockholders	$0.07	$0.14	$(0.07)	$(0.04)
FFO per share and unit	$1.03	$1.10	$0.89	$0.92
Adjusted FFO available to common holders per share and unit	$1.02	$1.10	$0.90	$0.94
Rev PAR	$101.09	$102.11	$100.94	$102.27
Hotel EBITDA margin	27.1%	27.2%	26.0%	26.3%

Earnings Call/Webcast

The Company will conduct its third quarter 2017 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, November 7, 2017. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on November 7, 2017 through November 7, 2018. To access the rebroadcast, dial 877-344-7529 and enter conference number 10113019.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until November 7, 2018.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in eleven hotel properties, comprising 2,838 rooms, and an interest in the Hyde Resort & Residences, a luxury condo hotel. Most of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Marriott International, Inc. brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with adverse weather conditions, including hurricanes; the availability and terms of financing and capital and the general volatility of the securities markets; the Company’s intent to repurchase shares from time to time; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Investment in hotel properties, net	$357,645,087	$348,593,912
Investment in hotel properties held for sale, net	-	5,333,000
Cash and cash equivalents	32,651,893	31,766,775
Restricted cash	6,115,997	4,596,145
Accounts receivable, net	5,580,895	4,127,748
Accounts receivable - affiliate	493,895	4,175
Prepaid expenses, inventory and other assets	6,228,659	4,648,469
Deferred income taxes	7,729,111	6,949,340
TOTAL ASSETS	$416,445,537	$406,019,564
LIABILITIES
Mortgage loans, net	$298,429,955	$282,708,289
Unsecured notes, net	24,560,735	24,308,713
Accounts payable and accrued liabilities	16,110,521	12,970,960
Advance deposits	2,317,658	2,315,787
Dividends and distributions payable	2,520,249	2,376,527
TOTAL LIABILITIES	$343,939,118	$324,680,276
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
8% Series B cumulative redeemable perpetual preferred stock, par value $0.01, 11,000,000 shares authorized, liquidation preference $25 per share, 1,610,000 shares issued and outstanding at September 30, 2017 and December 31, 2016	16,100	16,100
Common stock, par value $0.01, 49,000,000 shares authorized, 13,823,459 shares and 14,468,551 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	138,234	144,685
Additional paid-in capital	118,502,294	118,395,082
Unearned ESOP shares	(4,693,282)	—
Distributions in excess of retained earnings	(43,293,677)	(39,545,754)
Total Sotherly Hotels Inc. stockholders’ equity	70,669,669	79,010,113
Noncontrolling interest	1,836,750	2,329,175
TOTAL EQUITY	72,506,419	81,339,288
TOTAL LIABILITIES AND EQUITY	$416,445,537	$406,019,564

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

REVENUE
Rooms department	$25,093,226	$26,665,132	$81,366,731	$83,896,833
Food and beverage department	7,997,818	8,412,842	24,904,934	26,240,932
Other operating departments	3,678,427	2,197,338	9,835,322	6,772,647
Total revenue	36,769,471	37,275,312	116,106,987	116,910,412
EXPENSES
Hotel operating expenses
Rooms department	6,826,822	7,126,673	20,252,889	21,330,914
Food and beverage department	6,039,174	5,820,000	17,919,142	18,250,542
Other operating departments	705,111	642,219	1,928,662	1,880,618
Indirect	15,209,249	14,603,034	45,019,742	43,827,294
Total hotel operating expenses	28,780,356	28,191,926	85,120,435	85,289,368
Depreciation and amortization	4,427,738	3,790,872	12,708,548	11,260,987
Loss on disposal of assets	-	189,267	51,569	329,461
Corporate general and administrative	1,335,192	1,367,848	4,882,541	4,331,896
Total operating expenses	34,543,286	33,539,913	102,763,093	101,211,712
NET OPERATING INCOME	2,226,185	3,735,399	13,343,894	15,698,700
Other income (expense)
Interest expense	(4,139,267)	(4,626,333)	(11,827,061)	(13,872,129)
Interest income	53,314	44,485	126,241	63,523
Loss on early debt extinguishment	—	(1,087,395)	(228,087)	(1,157,688)
Unrealized loss on hedging activities	(3,542)	(492)	(30,748)	(66,567)
Gain (loss) on sale of assets	(23,000)	—	77,807	-
Gain on involuntary conversion of assets	—	—	1,041,815	—
Net income (loss) before income taxes	(1,886,310)	(1,934,336)	2,503,861	665,839
Income tax benefit	950,310	385,145	581,890	308,398
Net income (loss)	(936,000)	(1,549,191)	3,085,751	974,237
Less: Net loss (income) attributable to the noncontrolling interest	190,445	172,846	(73,366)	(106,377)
Net income (loss) attributable to the Company	(745,555)	(1,376,345)	3,012,385	867,860
Distributions to preferred stockholders	(805,000)	(339,889)	(2,415,000)	(339,889)
Net income (loss) available to common stockholders	$(1,550,555)	$(1,716,234)	$597,385	$527,971
Net income (loss) per share available to common stockholders
Basic	$(0.11)	$(0.11)	$0.04	$0.04
Diluted	$(0.11)	$(0.11)	$0.04	$0.04
Weighted average number of common shares outstanding
Basic	13,822,543	14,949,651	13,873,175	14,897,595
Diluted	13,822,543	14,949,651	13,885,290	14,897,595

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2017 and 2016, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics), as well as the eleven wholly-owned properties in the portfolio that were under the Company’s control during the three and nine months ended September 30, 2017 and the corresponding periods in 2016 (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Hampton Marina which was sold in February 2017, or our interest in the Hyde Resort & Residences which was acquired on January 30, 2017.  The composite portfolio metrics represent all of the Company’s wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences during the three and nine months ended September 30, 2017 and the corresponding periods in 2016.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Actual Portfolio Metrics
Occupancy %	71.1%	71.5%	72.6%	72.0%
ADR	$135.09	$134.55	$143.53	$141.16
RevPAR	$96.11	$96.26	$104.16	$101.69
Same-Store Portfolio Metrics
Occupancy %	71.1%	71.8%	72.9%	72.8%
ADR	$135.09	$136.42	$143.77	$143.31
RevPAR	$96.11	$97.90	$104.77	$104.27
Composite Portfolio Metrics
Occupancy %	69.6%	71.5%	71.1%	72.0%
ADR	$140.24	$134.55	$146.73	$141.16
RevPAR	$97.56	$96.26	$104.29	$101.69

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2017, 2016 and 2015, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q3 2017	Q3 2016	Q3 2015
	YTD	YTD	YTD
Crowne Plaza Hampton Marina (1) Hampton, Virginia	N/A	67.9%	68.2%
	35.4%	60.2%	57.1%
Crowne Plaza Tampa Westshore Tampa, Florida	72.2%	67.9%	61.4%
	79.3%	77.1%	73.0%
The DeSoto (3) Savannah, Georgia	62.8%	70.8%	75.3%
	68.2%	74.4%	78.5%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	79.7%	79.2%	68.2%
	80.5%	79.2%	69.0%
DoubleTree by Hilton Laurel Laurel, Maryland	68.5%	64.9%	46.9%
	67.3%	63.2%	51.3%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	77.4%	81.8%	80.1%
	76.6%	80.2%	81.5%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	74.3%	68.4%	75.5%
	75.7%	71.0%	74.9%
DoubleTree Resort by Hilton Hollywood Beach (2)(3) Hollywood, Florida	68.7%	78.7%	81.1%
	75.8%	81.7%	83.5%
The Georgian Terrace Atlanta, Georgia	69.4%	68.4%	71.3%
	71.9%	71.0%	71.3%
Hilton Wilmington Riverside (3) Wilmington, North Carolina	70.0%	78.2%	77.7%
	70.5%	73.4%	72.9%
Sheraton Louisville Riverside Jeffersonville, Indiana	73.7%	72.1%	74.4%
	69.0%	66.1%	71.5%
The Whitehall Houston, Texas	65.0%	51.7%	62.9%
	63.8%	55.1%	72.4%
Hyde Resort & Residences (4) Hollywood Beach, Florida	46.3%	N/A	N/A
	38.4%	N/A	N/A
All properties weighted average (1) (2)	69.6%	71.5%	71.0%
	71.1%	72.0%	72.4%

1	Includes only the period of ownership for the Crowne Plaza Hampton Marina up to February 7, 2017.
2	Includes periods of partial ownership.

3	Property undergoing renovation during the current quarter.
4	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

ADR

	Q3 2017	Q3 2016	Q3 2015
	YTD	YTD	YTD
Crowne Plaza Hampton Marina (1) Hampton, Virginia	N/A	$102.11	$97.64
	$84.95	$98.59	$95.09
Crowne Plaza Tampa Westshore Tampa, Florida	$110.98	$102.74	$101.71
	$121.00	$116.26	$112.48
The DeSoto (3) Savannah, Georgia	$146.76	$146.47	$147.13
	$159.98	$157.02	$155.11
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$125.14	$119.52	$102.21
	$129.54	$121.69	$105.15
DoubleTree by Hilton Laurel Laurel, Maryland	$104.72	$101.62	$90.20
	$108.64	$104.11	$94.09
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$131.76	$163.24	$136.53
	$134.55	$147.13	$136.31
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$130.42	$126.69	$127.63
	$133.85	$132.80	$129.75
DoubleTree Resort by Hilton Hollywood Beach (2)(3) Hollywood, Florida	$134.83	$132.73	$123.20
	$171.58	$174.77	$174.64
The Georgian Terrace Atlanta, Georgia	$173.31	$166.11	$158.41
	$171.56	$161.09	$156.10
Hilton Wilmington Riverside (3) Wilmington, North Carolina	$155.41	$154.36	$146.68
	$150.19	$148.77	$140.18
Sheraton Louisville Riverside Jeffersonville, Indiana	$117.55	$119.47	$124.62
	$132.72	$140.45	$169.81
The Whitehall Houston, Texas	$135.55	$126.10	$136.52
	$146.08	$142.13	$142.19
Hyde Resort & Residences (4) Hollywood Beach, Florida	$256.68	N/A	N/A
	$278.60	N/A	N/A
All properties weighted average (1) (2)	$140.24	$134.55	$128.24
	$146.73	$141.16	$138.48

1	Includes only the period of ownership for the Crowne Plaza Hampton Marina up to February 7, 2017.
2	Includes periods of partial ownership.
3	Property undergoing renovation during the current quarter.
4	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

RevPAR

	Q3 2017	Q3 2016	Q3 2015
	YTD	YTD	YTD
Crowne Plaza Hampton Marina (1) Hampton, Virginia	N/A	$69.29	$66.61
	$30.03	$59.31	$54.34
Crowne Plaza Tampa Westshore Tampa, Florida	$80.08	$69.73	$62.50
	$95.91	$89.67	$82.10
The DeSoto (3) Savannah, Georgia	$92.22	$103.72	$110.73
	$109.16	$116.80	$121.71
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$99.69	$94.68	$69.74
	$104.27	$96.43	$72.53
DoubleTree by Hilton Laurel Laurel, Maryland	$71.71	$65.98	$42.31
	$73.06	$65.76	$48.26
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$101.98	$133.59	$109.36
	$103.07	$117.96	$111.09
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$96.83	$86.64	$96.39
	$101.30	$94.34	$97.14
DoubleTree Resort by Hilton Hollywood Beach (2)(3) Hollywood, Florida	$92.60	$104.42	$99.95
	$130.12	$142.82	$145.83
The Georgian Terrace Atlanta, Georgia	$120.35	$113.60	$112.92
	$123.30	$114.33	$111.27
Hilton Wilmington Riverside (3) Wilmington, North Carolina	$108.74	$120.65	$113.93
	$105.95	$109.16	$102.24
Sheraton Louisville Riverside Jeffersonville, Indiana	$86.60	$86.19	$92.72
	$91.54	$92.91	$121.35
The Whitehall Houston, Texas	$88.09	$65.14	$85.89
	$93.15	$78.34	$103.01
Hyde Resort & Residences (4) Hollywood Beach, Florida	$118.96	N/A	N/A
	$107.09	N/A	N/A
All properties weighted average (1) (2)	$97.56	$96.26	$91.09
	$104.29	$101.69	$100.34

1	Includes only the period of ownership for the Crowne Plaza Hampton Marina up to February 7, 2017.
2	Includes periods of partial ownership.
3	Property undergoing renovation during the current quarter.
4	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net (loss) income available to common stockholders	$(1,550,555)	$(1,716,234)	$597,385	$527,971
Add: Net (loss) income attributable to noncontrolling interest	(190,445)	(172,846)	73,366	106,377
Depreciation and amortization	4,427,738	3,790,872	12,708,548	11,260,987
Gain on involuntary conversion of assets	—	—	(1,041,815)	—
Loss (gain) on disposal of assets	23,000	189,267	(26,238)	329,461
FFO	$2,709,738	$2,091,059	$12,311,246	$12,224,796
Increase in deferred income taxes	(1,037,767)	(448,574)	(779,771)	(456,188)
Loss on early debt extinguishment	—	1,087,395	228,087	1,157,688
Loss on aborted offering costs	—	—	541,129	—
Loan modification fees	—	—	—	30,057
Unrealized loss on hedging activities	3,542	492	30,748	66,567
Adjusted FFO available to common stockholders	$1,675,513	$2,730,372	$12,331,439	$13,022,920

Weighted average number of shares outstanding, basic	13,822,543	14,949,651	13,873,175	14,897,595

Weighted average number of non-controlling units	1,778,140	1,778,140	1,778,140	1,825,962

Weighted average number of shares and units outstanding, basic	15,600,683	16,727,791	15,651,315	16,723,557

FFO per share and unit	$0.17	$0.13	$0.79	$0.73

Adjusted FFO per share and unit	$0.11	$0.16	$0.79	$0.78

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net (loss) income available to common stockholders	$(1,550,555)	$(1,716,234)	$597,385	$527,971
Add: Net (loss) income attributable to noncontrolling interest	(190,445)	(172,846)	73,366	106,377
Interest expense	4,139,267	4,626,333	11,827,061	13,872,129
Interest income	(53,314)	(44,485)	(126,241)	(63,523)
Income tax benefit	(950,310)	(385,145)	(581,890)	(308,398)
Depreciation and amortization	4,427,738	3,790,872	12,708,548	11,260,987
Loss on early debt extinguishment	—	1,087,395	228,087	1,157,688
Loss (gain) on disposal of assets	23,000	189,267	(26,238)	329,461
Gain on involuntary conversion of assets	—	—	(1,041,815)	—
Distributions to preferred stockholders	805,000	339,889	2,415,000	339,889
EBITDA	6,650,381	7,715,046	26,073,263	27,222,581
Corporate general and administrative	1,335,192	1,367,848	4,882,541	4,331,896
Unrealized loss on hedging activities	3,542	492	30,748	66,567
Hotel EBITDA	$7,989,115	$9,083,386	$30,986,552	$31,621,044

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, change in control gains or losses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of Adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines Hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) corporate general and administrative expense, (12) depreciation and amortization, (13) gains and losses on involuntary conversions of assets and (14) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe Hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.